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EXHIBIT 10.2

                    ADDENDUM TO AGREEMENT DATED 20TH MAY 2005

THIS ADDENDUM is made on the 14th day of July Two Thousand And Five (2005).

WHEREAS

Pursuant to the Agreement made on the 20th day of May Two Thousand And Five
(2005), between M2B COMMERCE LTD ("M2B"), and ALLSPORTS INTERNATIONAL LTD ("AI"), ("AGREEMENT"),

IT IS AGREED AS FOLLOWS:

a) In reference to Clause 2.1, M2B agrees to increase the License fee by USD$1.39 million, from the USD$3.30 million to USD$4.69 million.

b) In respect of the above, AI agrees, under Clause 2.2, to reduce the royalty fee payable by M2B to 1.5% of the gross revenue received in the digit games; from the 2.0% originally agreed in Clause 2.2.

c) All other clauses under the Agreement shall remain unchanged and in force by the parties concerned.

d) This Addendum is effective from the 14th day of July Two Thousand And Five (2005).

END OF CLAUSES

SIGNED by _______________
for and on behalf of
M2B COMMERCE LTD in the presence of :-

_____________  (Witness)

SIGNED by _______________
for and on behalf of
ALLSPORTS INTERNATIONAL LTD in the presence of :-

_____________  (Witness)


____________________________________         ___________________________________
Initialed by representative from M2B         Initialed by representative from AI